The Vantagepoint Funds
FYE 12/31/00
Annual Expense Ratios

Fund Name               Ratio to ANA

All-Equity Growth               0.13%
Long-Term Growth                0.11%
Traditional Growth              0.11%
Conservative Growth             0.12%
Savings Oriented                0.13%
Growth & Income                 0.79%
Equity Income                   0.79%
International                   1.13%
US Treasury                     0.68%
Income Preservation             0.78%
Aggressive Opportunities        1.24%
Core Bond                       0.43%
Growth                          0.84%
Overseas Equity Index           0.63%